Exhibit 1.3

BVI COMPANY NUMBER: 1949664

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

MEMORANDUM AND ARTICLES OF ASSOCIATION OF

China SXT Pharmaceuticals, Inc.

Incorporated on the 4th day of July, 2017

Amended and restated on the 18th day of February 2021

INCORPORATED IN THE BRITISH VIRGIN ISLANDS

China SXT Pharmaceuticals, Inc.

TERRITORY OF THE BRITISH VIRGIN ISLANDS
THE BVI BUSINESS COMPANIES ACT, 2004

Amended and Restated

Memorandum of Association

Amended and restated on the 18th day of February 2021

1.	Company Name

The name of the Company is China SXT Pharmaceuticals, Inc. (the “Company”).

2.	Change of Name

2.1.	The Company may by Resolution of Shareholders or Resolution of Directors resolve to change its name and make application to the Registrar of Corporate Affairs in the approved form to give effect to such change of name in accordance with section 21 of the Act.

3.	Type of Company

3.1.	The Company is a company limited by Shares.

4.	Registered Office and Registered Agent

4.1.	The first registered office of the Company will be situated at the offices of Sertus Incorporations (B VI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

4.2.	The first registered agent of the Company will be Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands.

4.3.	The Company may by Resolution of Shareholders or by Resolution of Directors, change the location of its registered office or change its registered agent.

4.4.	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

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4.5.	The registered agent shall:

(a)	act on the instructions of the Directors if those instructions are contained in a Resolution of Directors and a copy of the Resolution of Directors is made available to the registered agent; and

(b)	recognise and accept the appointment or removal of a Director or Directors by Shareholders.

5.	Objects

For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

6.	Capacity and Powers of Company

6.1.	In accordance with section 27 of the Act, the Company is a legal entity in its own right separate from its Shareholders and continues in existence until it is dissolved.

6.2.	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges.

7.	Limited Liability

7.1.	The liability of a Shareholder to the Company, as Shareholder, is limited to:

(a)	any amount unpaid on a Share held by the Shareholder;

(b)	(where applicable) any liability expressly provided for in this Memorandum or the Articles; and

(c)	any liability to repay a distribution under section 58(1) of the Act.

7.2.	A Shareholder has no liability, as a Shareholder, for the liabilities of the Company.

8.	Number and Classes of Shares

8.1.	The Company is authorised to issue an unlimited number of Shares, consisting of a single Class of ordinary Shares with a par value of US$0.004 each, consisting of such numbers and such Series, as the Directors may determine.

8.2.	The Company may issue Fractional Shares. A Fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same Class. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

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9.	Rights, Privileges, Restrictions and Conditions of Shares

9.1.	All ordinary Shares shall (in addition and subject to any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for elsewhere in this Memorandum or in the Articles):

(a)	have the right to one vote on any Resolution of Shareholders;

(b)	have equal rights with regard to dividends; and

(c)	have equal rights with regard to distributions of the surplus assets of the Company.

9.2.	For the purposes of section 9 of the Act, any rights, privileges, restrictions and conditions attaching to any of the Shares as provided for in the Articles are deemed to be set out and stated in full in this Memorandum.

10.	Variation of Class Rights and Privileges

10.1.	If at any time the Company is authorised to issue Shares of different Classes of Shares, the rights attached to any Class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of at least one third of the issued Shares of that Class or with the sanction of a resolution passed at a meeting of the holders of such Class of Shares by the holder or holders of at least one third of such Shares present in person or by proxy at such meeting. To the extent not inconsistent with this paragraph, the provisions of the Articles relating to meetings of Shareholders shall apply to every such meeting of the holders of one Class of Shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the Class and that any holder of Shares of the Class present in person or by proxy may demand a poll.

10.2.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of the issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares, whether ordinary or preferred ranking pari passu therewith.

10.3.	For the purposes of a separate Class meeting, the Directors may treat two or more or all the Classes of Shares as forming one Class of Shares if the Directors consider that such Class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes of Shares.

11.	Changes to Authorised Shares

11.1.	The Company may by a Resolution of Shareholders or by a Resolution of Directors amend the Memorandum to increase or reduce the number of Shares the Company is authorised to issue.

11.2.	The Company may by a Resolution of Directors or of the Shareholders:

(a)	divide the Shares, including issued Shares, of a Class or Series into a larger number of Shares of the same Class or Series; or

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(b)	combine the Shares, including issued Shares, of a Class or Series into a smaller number of Shares of the same Class or Series,

provided, however, that where Shares with a par value are divided or combined under (a) or (b) of this Article, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares.

12.	Registered Shares

12.1.	The Company shall issue registered Shares only.

12.2.	The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

13.	Transfer of Shares

Subject to the provisions of this Memorandum and the Articles, Shares in the Company may be transferred.

14.	Amendment of Memorandum and Articles of Association

14.1.	The Company may amend its Memorandum or Articles by a Resolution of Shareholders or by a Resolution of Directors except that Directors have no power to amend the Memorandum or the Articles:

(a)	to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles;

(b)	to change the percentage of Shareholders required to pass a Resolution of Shareholders to amend the Memorandum or the Articles;

(c)	in circumstances where the Memorandum or the Articles cannot be amended by the Shareholders; or

(d)	to change the provisions of paragraphs 9.1 and/or 10.1 of the Memorandum.

15.	Effect of Memorandum and Articles of Association

15.1.	In accordance with section 11(1) of the Act, this Memorandum and the Articles are binding as between:

(a)	the Company and each Shareholder of the Company; and

(b)	each Shareholder of the Company.

15.2.	In accordance with section 11(2) of the Act, the Company, the board of Directors, each Director and each Shareholder of the Company has the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified, as permitted by the Act, by this Memorandum or the Articles.

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15.3.	In accordance with section 11(3) of the Act, this Memorandum and the Articles have no effect to the extent that they contravene or are inconsistent with the Act.

16.	Definitions

Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 4th day of July, 2017.

Incorporate

Sgd: Alyson Parker/Ann Penn

(Sd.) Alyson Parker / Ann Penn

Authorised Signatories

Sertus Incorporations (BVI) Limited

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China SXT Pharmaceuticals, Inc.

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

Amended and Restated

Articles of Association

Amended and restated on the 18th day of February 2021

1.	Preliminary

1.1.	The following shall comprise the Articles of Association of China SXT Pharmaceuticals, Inc. (the “Company”).

1.2.	In these Articles:

(a)	the following terms shall have the meanings set opposite if not inconsistent with the subject context:

“Act”	means the BVI Business Companies Act, 2004, including any modification, amendment, extension, re-enactment or renewal thereof and any regulations made thereunder;

“Articles”	means these articles of association of the Company, as amended and/or restated from time to time;

“Auditors”	means the persons for the time being performing the duties of auditors of the Company;

“Chairman”	means the Chairman of the board of Directors from time to time;

“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Clearing House”	means a clearing house recognised by the laws of a jurisdiction in which the Shares of the Company (or depository receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Company”	means the above-named Company;

“debenture”	includes debenture stock, mortgages, bonds and any other securities of the Company whether constituting a charge on the assets of the Company or not;”

“Designated Stock Exchange”	means the Nasdaq Global Market or such other exchange or interdealer system upon which the Company’s securities are listed or quoted;

“Directors”	means the persons for the time being occupying the position of directors of the Company, or as the case may be, the directors assembled as a board or as a committee thereof, and the term a “Director” shall be construed accordingly and shall, where the context admits, include an alternate Director;

“Distribution”	means, in relation to a distribution by the Company to a Shareholder: the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder; or the incurring of a debt to or for the benefit of the Shareholder, in relation to the Shares held by the Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend;

“Fractional Share”	means a fraction of a Share;

“Issue Price”	means the total consideration payable for the issue of Shares including for the avoidance of doubt both the par value and any premium payable;

“Memorandum”	means the memorandum of association of the Company, as amended and/or restated from time to time;

“Month”	means calendar month;

“NASDAQ”	means the National Association of Securities Dealers Automated Quotations;

“Officer”	means any natural person or corporation appointed by the Directors as an officer of the Company and may include a Chairman of the board of Directors, a vice Chairman of the board of Directors, a president, one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable but shall exclude any auditor appointed by the Company;

“person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Register of Directors”	means the register of the Directors of the Company required to be kept pursuant to the Act;

“Register of Members”	means the register of the Shareholders of the Company required to be kept pursuant to the Act;

“Registered Agent”	means the registered agent of the Company from time to time, as required by the Act;

“Registered Office”	means the registered office of the Company from time to time, as required by the Act;

“Resolution of Directors”	means, subject to the provisions of this Memorandum and the Articles, a resolution:

(i)	approved at a duly convened and constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a simple majority of the Directors present at such meeting who voted and did not abstain; or

(ii)	consented to in writing or by telex, telegram, cable, facsimile or other written electronic communications by a simple majority of the Directors (or a sole Director) or a simple majority of the members of a committee of Directors (or a sole member), as the case may be, in one or more instruments each signed by one or more of the Directors and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed, and where a Director is given more than one vote in any circumstances, he shall in the circumstances be counted for the purposes or establishing a majority, by the number of votes he casts;

“Resolution of Shareholders”	subject to the provisions of this Memorandum and the Articles, a resolution:

(i)	passed by a simple majority, or such larger majority as may be specified in the Memorandum or these Articles or is required by law, of the votes attaching to the Shares of such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting of Shareholders of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled; or

(ii)	approved in writing by more than 50 percent, or such larger majority as may be specified in the Memorandum or these Articles, of such Shareholders entitled to vote at a meeting of Shareholders of the Company (or a sole Shareholder) in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Seal”	means the common seal of the Company and includes every duplicate seal;

“Secretary”	includes an assistant secretary and any persons appointed to perform the duties of the secretary of the Company;

“Series”	means a division of a Class as may from time to time be issued by the Company

“Share”	means a ahare in the Company of any or all Classes or Series as the context may require, and shall, where the context so permits, includes fractions of a Share in the Company. For the avoidance of doubt in these Articles the expression “Share” shall include any Fractional Share;

“Shareholder”	means a person whose name is entered as a holder of one or more Shares in the Register of Members;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means;

“Solvency Test”	means the solvency test prescribed by section 56 of the Act and set out in Articles;

“Treasury Share”	means Shares that were previously issued but were purchased, redeemed or otherwise acquired by the Company and not cancelled.

(b)	words importing the singular include the plural and vice versa;

(c)	words importing any gender include all genders;

(d)	words importing persons include corporations as well as any other legal or natural person;

(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	expressions referring to writing shall, unless the contrary intention appears, be construed as including references to printing, lithography, photography and other modes of representing or reproducing words in a visible form and” include all modes of representing or reproducing words in visible form, including in the form of an electronic communication or record;

(g)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(h)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(i)	any phrase commencing with the words “including”, “include”, “in particular” or any similar expression shall be deemed to be followed by the words “without limitation;

(j)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing or partly one and partly another;

(k)	headings are inserted for reference only and shall be ignored in construing the Articles;

(l)	subject as aforesaid, any words or expressions defined in the Act shall, if not inconsistent with the subject or context hereof, bear the same meanings as in the Articles;

(m)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative; and

(n)	where any period to lapse under the provisions of these Articles is counted by a number of days, the first day of such period counted shall be the day immediately after the notice is given or deemed to be given and the period of such notice shall be deemed to be complete and final at the end of the last day of such period. The relevant then permitted actions shall be effected the day immediately following such last day.

2.	Commencement of Business

2.1.	The business of the Company may be commenced at any time after incorporation as the Directors shall see fit, notwithstanding that part only of its Shares may have been allotted.

2.2.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company.

2.3.	The Company, in addition to its Registered Office, may establish and maintain such other offices, places of business and agencies in the British Virgin Islands and elsewhere as the Directors may from time to time determine.

3.	Amendment of Articles of Association

Subject to any other provision of these Articles, these Articles may be amended in the manner prescribed in the Memorandum, so long as such alteration does not disparately impact the members’ voting rights.

4.	Issue of Shares

4.1.	Subject to the Act, the Memorandum and these Articles, all Shares for the time being unissued shall be under the control of the Directors who may:

(a)	issue, allot and dispose of the same to such persons, in such manner, on such terms as they may from time to time determine; and

(b)	grant options with respect to such Shares and issue warrants or similar instruments with respect thereto; and,

for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued.

4.2.	Subject to the Memorandum and these Articles and provided that a corresponding amendment is made to paragraph 9 of the Memorandum to reflect the resulting Classes of Shares, the Directors may authorise the division of Shares into any number of Classes and Series and the different Classes and Series shall be authorised, established and designated (or re-designated as the case may be) as determined by a Resolution of Directors or by a Resolution of Shareholders.

4.3.	The pre-emption rights set out in section 46 of the Act shall not apply to the Company.

4.4.	The Company may insofar as may be permitted by law, pay a commission in any form to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. The Company may also pay such brokerage as may be lawful on any issue of Shares.

4.5.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for on reason.

4.6.	The Company may treat the holder of a share as named in the Register of Members as the only person entitled to:

(a)	exercise any voting rights attaching to the Share;

(b)	receive notices;

(c)	receive a Distribution; and

(d)	exercise other rights and powers attaching to the Share.

4.7.	The Company may, subject to the terms of the Act, the rules of the applicable Designated Stock Exchange on which the Shares are then traded, and these Articles, issue bonus Shares, partly paid Shares and nil paid Shares.

4.8.	Shares may, subject to the terms of the Act and these Articles, be issued for consideration in any form or a combination of forms, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know how), services rendered or a contract for future services. Shares may be issued for such amount of consideration paid in such manner as the Directors may from time to time by Resolution of Directors determine, except that in the case of Shares issued with a par value, the consideration paid or payable shall not be less than the par value.

4.9.	When the Issue Price in respect of the Share has been paid or the Share has been issued as a bonus Share, that Share is for all purposes fully paid, but where the Share is not fully paid on issue or is a bonus Shares, the Share is subject to forfeiture in the manner prescribed in these Articles.

4.10.	Before issuing Shares for a consideration which is in whole or in part other than money, the Directors shall by a Resolution of Directors state:

(a)	the amount to be credited for the issue of the Shares; and

(b)	their determination of the reasonable present cash value of any non-money consideration for the issue; and

(a)	that, in their opinion, the present case value of the non-cash consideration (and cash consideration, if any) is not less than the amount to be credited for the issue of the Shares.

1.2.	A Share issued by the Company upon conversion of, or in exchange for, Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for cash equal to the value of the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security.

2.	Treasury Shares

2.1.	Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles shall be cancelled immediately or held as Treasury Shares in accordance with the Act and Article 2.2 below.

2.2.	Shares may only be purchased, redeemed or otherwise acquired and held as Treasury Shares where, when aggregated with the number of Shares of the same Class already held by the Company as Treasury Shares, the total number of Treasury Shares does not exceed 50 percent of the Shares of that Class previously issued by the Company, excluding those Shares that have been cancelled.

2.3.	Where and for so long as Shares are held by the Company as Treasury Shares, all rights and obligations attaching to such Shares are suspended and shall not be exercised by or against the Company.

2.4.	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine.

3.	Redemption, Purchase and Surrender of Shares

3.1.	Subject to any limitations or procedures imposed by the Act, the Memorandum and these Articles, including the Solvency Test where applicable, the Company may purchase, redeem or otherwise acquire and hold its own Shares in such manner and upon such other terms as the Directors may agree with the relevant Shareholder(s) save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent.

3.2.	The Company may acquire its own fully paid Share or Shares for no consideration by way of surrender of the Share or Shares to the Company by the Shareholder holding the Share or Shares. Any surrender of a Share or Shares under this Article 3.2 shall be in writing and signed by the Shareholder holding the Share or Shares.

3.3.	Sections 60 (Process for acquisition of own Shares), 61 (Offer to one or more Shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.4.	The purchase, redemption or other acquisition by the Company of one or more of its own Shares is deemed not to be a distribution where:

(a)	the Company redeems the Share or Shares pursuant to a right of a Shareholder to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company;

(b)	the Company purchases, redeems or otherwise acquires the Share or Shares by virtue of the provisions of section 176 or 179 of the Act; or

(c)	the company acquires its own fully paid Share or Shares pursuant to section 59(1A) of the Act.

3.5.	The Directors may, when making a payment in respect of the redemption or purchase of Shares, make such payment in cash or in specie (or partly in one and partly in the other).

3.6.	Upon the date of redemption or purchase of a Share, the holder shall cease to be entitled to any rights in respect thereof (excepting always the right to receive (i) the price therefor and (ii) any dividend which had been declared in respect thereof prior to such redemption or purchase being effected) and accordingly his name shall be removed from the Register of Members with respect thereto and the Share shall be cancelled.

4.	Non-Recognition of Trusts

Except as required by law or otherwise provided by these Articles, no person shall be recognised by the Company as holding any Shares upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or any interest in any fractional part of a Share or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder or in the case of a Share warrant or bearer Share in the bearer of the warrant or Share certificate for the time being.

5.	Certificates for Shares

5.1.	Share certificates shall generally not be issued, unless the Directors determine to so issue either generally or in a specific circumstance. A certificate may be issued under Seal or executed in such other manner as the Directors may prescribe. Provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all such holders.

5.2.	Certificates representing Shares shall be in such form as shall be determined by the Directors. Such certificates shall be signed by such person or persons as are authorised from time to time by the Directors or by the Articles. All certificates for Shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. Notwithstanding the foregoing, if a Share certificate is defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of out of pocket expenses of the Company incurred in investigating evidence as the Directors think fit.

6.	Joint Ownership of Shares

If several persons are registered as joint holders of any Shares they shall be severally as well as jointly liable for any liability in respect of such Shares, but the first named upon the Register of Members shall, as regards service or notice, be deemed the sole owner thereof. Any of such persons may give effectual receipt for any dividend or other distribution.

7.	Lien

7.1.	The Company shall have a first and paramount lien and charge on every Share for all monies, whether presently payable or not, called or payable at a fixed time in respect of that Share, and the Company shall also have a first and paramount lien and charge on all Shares standing registered in the name of a Shareholder (whether solely or jointly with others) for all monies, liabilities or engagements presently owing by him or his estate to the Company either alone or jointly with any other person, whether a Shareholder or not; but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien and charge, if any, on a Share shall extend to all dividends or other monies payable in respect thereof. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien and charge (if any) thereon.

7.2.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien and charge, but no sale shall be made unless a sum in respect of which the lien and charge exists is presently payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien and charge exists as is presently payable, has been given to the registered holder or holders for the time being of the Share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

7.3.	To give effect to any such sale the Directors may authorise some person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

7.4.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien and charge exists as is presently payable, and the residue, if any, shall (subject to a like lien and charge for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares prior to the sale.

8.	Transfer of Shares

8.1.	Subject to these Articles, Shares are transferred by a written instrument of transfer, PROVIDED HOWEVER, where Shares are listed on a Designated Stock Exchange, the shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares registered on the Designated Stock Exchange and subject to the Company’s Memorandum and the Articles and the Act and any regulations thereunder.

8.2.	Every instrument of transfer shall be provided to the Company by sending it to its Registered office for registration, accompanied by the certificate (if any) covering the shares to be transferred and such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the Shares.

8.3.	The instrument of transfer of any Share (which need not be under Seal) shall be signed by or on behalf of the transferor and, unless the Share is fully paid up or the transferee otherwise consents or agrees thereto, by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

8.4.	Subject to such of the restrictions of the Articles as may be applicable, any Shareholder may transfer all or any of his Shares by instrument in writing in any usual or common form or any other form which the Directors may approve. Upon every transfer of Shares the certificate held by the transferor shall be given up to be cancelled and shall forthwith be cancelled accordingly and a new certificate shall be issued without charge to the transferee in respect of the Shares transferred to him, and if any of the Shares included in the certificate so given up shall be retained by the transferor a new certificate in respect thereof shall be issued to him without charge. The Company shall also retain the transfer.

8.5.	The Directors may, in their absolute discretion and without assigning any reason therefor, refuse to register any transfer of any Share, whether or not it is a fully paid up Share as to Issue Price.

8.6.	Without limitation, the Directors may decline to recognise any instrument of transfer if:

(a)	the instrument of transfer is not accompanied by the certificate covering Shares to which it relates, and/or such other evidence as the Directors may require to prove the title of the transferor to, or his right to transfer, the Shares; or

(b)	the instrument of transfer is in respect of more than one class of Share.

8.7.	If the Directors refuse to register a transfer they shall within two Months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

8.8.	The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

9.	Transmission of Shares

9.1.	In case of the death of a Shareholder, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the Shares but nothing herein contained shall release the estate of a deceased holder from any liability in respect of any Share which had been held by him solely or jointly with other persons.

9.2.	Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder may, upon such evidence being produced as may from time to time be properly required by the Directors to show his title to the Share, elect either to be registered himself as holder of the Share or to make such transfer of the Share to such other person nominated by him as the aforesaid Shareholder could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Shareholder before his death or bankruptcy, as the case may be.

9.3.	A person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by Shareholding in relation to meetings of the Company; provided always that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within fourteen days the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

10.	Forfeiture of Shares

10.1.	Where Shares are not fully paid or deemed fully paid on issue or have been issued subject to forfeiture, the following provisions shall apply.

10.2.	Written notice of a call specifying a date for payment to be made in respect of a Share shall be served on a Shareholder who defaults in making payment in respect of that Share.

10.3.	The aforesaid notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the payment is was made will be liable to be forfeited.

10.4.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited and cancelled, by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared or other monies due in respect of the forfeited Shares and not actually paid before forfeiture.

10.5.	The Company is under no obligation to refund any moneys to the member whose Shares have been forfeited and cancelled pursuant to Article 10.4 immediately above.

10.6.	A person whose Shares have been forfeited and cancelled shall cease to be a Shareholder in respect of the Shares forfeited and cancelled and is discharged from any further obligation to the Company with respect to those Shares. The details of the forfeiture, with the date thereof, shall forthwith be made in the Register of Members.

11.	Untraceable Members

11.1.	Without prejudice to the rights of the Company in this Article Error! Reference source not found., the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two (2) consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

11.2.	The Company shall have the power to sell, in such manner as the Board thinks fit, any shares of a member who is untraceable, but no such shall be made unless:

(a)	all cheques or warrants in respect of dividends of the shares in question, being not less than three (3) in total number, for any sum payable in cash to the holder of such shares sent during the relevant period in the manner authorized by these Articles have remained uncashed;

(b)	so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)	the Company, if so required by the rules governing the listing of the shares on the Designated Stock Exchange, has given notice to, and caused advertisement in newspapers to be made in accordance with the requirements of the Designated Stock Exchange of its intention to sell such shares in the manner required by the Designated Stock Exchange, and a period of three (3) months or such shorter period as may be allowed by the Designated Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve (12) years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

11.3.	To give effect to any such sale the Board may authorize some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article 54 shall be valid and effective notwithstanding that the Member holding the Shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

12.	Meetings of Shareholders

12.1.	The Directors may, whenever they think fit, convene a meeting of Shareholders. An AGM shall be held at such date and time as may be determined by the directors.

12.2.	Shareholders’ meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at a meeting of the Shareholders of the Company on the matter for which the meeting is being requested holding at least thirty percent (or such lesser percentage that may be accepted by the directors in their absolute discretion) of outstanding Shares entitled to vote in the Company deposited at the Registered Office specifying the objects of the meeting for a date no later than twenty one days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty five days after the date of such deposit, the requisitionists themselves may convene the Shareholders’ meeting in the same manner, as nearly as possible, as that in which Shareholders’ meetings may be convened by the Directors, and all reasonable expenses. For the avoidance of doubt, in accordance with the Act the directors are not able to affix a greater percentage requirement for the purposes of a requisition of a Shareholder meeting.

12.3.	If at any time there are no Directors, any two Shareholders (or if there is only one Shareholder then that Shareholder) entitled to vote at meetings of the Shareholders of the Company may convene a Shareholders’ meeting in the same manner as nearly as possible as that in which Shareholders’ meetings may be convened by the Directors.

12.4.	At least seven days’ notice in writing counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and the general nature of the business to be considered at the meeting, shall be given in the manner hereinafter provided to such persons as are, under these Articles, entitled to receive such notices from the Company.

12.5.	A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than a ninety percent majority of the:

(a)	total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b)	votes of each Class of Shares where Shareholders are entitled to vote thereon as a Class together with not less than an absolute majority of the remaining votes,

have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute a waiver.

12.6.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

13.	Proceedings at Meetings of Shareholders

13.1.	No business shall be transacted at any Shareholders’ meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum shall consist of the holder or holders present in person or by proxy entitled to exercise at least one third of the voting rights of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon. If the Company has only one Shareholder, that only Shareholder shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note of memorandum of all matters requiring a resolution of members.

13.2.	If, within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholder(s), shall be dissolved.

13.3.	If the Directors decide to make such facility available for a specific Shareholders’ meeting or all Shareholders’ meetings of the Company, participation in any Shareholders’ meeting may be by means of a telephone or by other electronic means provided that all person participating in such meeting are able to hear each other and such participation shall be deemed to constitute presence in person at the meeting.

13.4.	The Chairman, if any, of the board of Directors shall preside as Chairman at every Shareholders’ meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

13.5.	If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Shareholders present shall choose one of their number to be Chairman of the meeting.

13.6.	The Chairman may, with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

14.	Votes of Shareholders

14.1.	At any meeting of members a resolution put to the vote of the meeting shall be decided on a show of hands by a simple majority, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman; or one or more Shareholders present in person or by proxy entitled to vote and who together hold not less than ten (10) percent of the total voting share issued and having the right to vote on such resolution. Unless a poll is so demanded, a declaration by the Chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

14.2.	If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn, at the discretion of the Chairman.

14.3.	On a poll, every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder which confers the right to a vote on the resolution.

14.4.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

14.5.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a casting vote.

14.6.	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner as the Chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

14.7.	In the case of joint holders:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of them is present in person or by proxy, he may vote on behalf of all of them; and

(c)	if two or more are present in person or by proxy, they must vote as one.

14.8.	A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by the person or persons appointed by that court, and any such person or persons may vote by proxy.

14.9.	No person shall be entitled to vote at any Shareholders’ meeting unless he is registered as a Shareholder in the Register of Members on the date of such meeting and unless all calls or other sums presently payable by him in respect of Shares of the Company have been paid.

14.10.	No objection shall be raised to the qualifications of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

14.11.	On a poll or on a show of hands votes may be given either personally or by proxy. On a poll, a Shareholder entitled to more than one vote need not, if he votes, use all his votes or cast all votes he uses the same way.

14.12.	An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any such resolution is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts in like form each counterpart being signed by one or more Shareholders.

14.13.	The provisions of the Memorandum and the Articles as regards Shareholders’ meetings and Resolutions of Shareholders shall apply mutatis mutandis to any meeting or resolution of the holders of a Class or Series of Shares.

15.	Proxies

15.1.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder of the Company. Deposit or delivery of a form of appointment of a proxy does not preclude a Shareholder from attending and voting at the meeting or at any adjournment of it.

15.2.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting, provided that the Chairman of the meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of confirmation from the appointor that the instrument of proxy duly signed is in the course of transmission to the Company. The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.

15.3.	The instrument appointing a proxy may be in any form acceptable to the Directors and may be expressed to be for a particular meeting and/or any adjournment thereof or generally until revoked.

15.4.	The instrument appointing a proxy shall be deemed to confer authority to demand and to join in demanding a poll.

15.5.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the Share in respect of which the proxy is given, provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the proxy is used.

16.	Corporations Acting by Representatives at Meetings

Any Shareholder or Director that is a corporation or other entity may by resolution of its directors or other governing body authorise such natural person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or Series or of the Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

17.	Directors

17.1.	Except during the period from the date of incorporation until the date on which the first Directors are appointed by the first Registered Agent of the Company pursuant to Article Error! Reference source not found., the minimum number of Directors shall be one.

17.2.	Subject to Article 17.1 above, the Company may by a Resolution of Shareholders or a Resolution of Directors from time to time fix the maximum and minimum number of Directors to be appointed but unless such numbers are fixed as aforesaid the minimum number of Directors shall be one and the maximum number of Directors shall be unlimited.

17.3.	Subject to these Articles, the Company may appoint any natural person or corporation to be a Director. The following are disqualified from appointment as a Director:

(a)	an individual who is under eighteen years of age;

(b)	a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act (or any successor provision);

(c)	a person who is a restricted person within the meaning of section 409 of the Insolvency Act (or any successor provision);

(d)	an undischarged bankrupt; and

(e)	any other person disqualified by the Memorandum and these Articles.

17.4.	The Directors, or if the Shares (or depository receipts therefore) are listed or quoted on a Designated Stock Exchange, and if required by the Designated Stock Exchange, any committee thereof, may, by a Resolution of Directors, fix the emoluments of Directors with respect to services to be rendered in any capacity to the Company.

17.5.	The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors may also be paid travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or Shareholders’ meetings of the Company or in connection with the business of the Company or the discharge of their duties as a Director, or receive a fixed allowance in respect thereof as may be determined by the Directors from time to time or a combination of partly of one such method and partly the other. The Directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any existing Director or any Director who has held but no longer holds any executive office or employment with the Company or with any body corporate which is or has been a subsidiary of the Company or a predecessor in business of the Company or of any such subsidiary, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

17.6.	A Director or alternate Director may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs in Shareholders’ meeting.

17.7.	The Directors may by a Resolution of Directors award special remuneration to any Director undertaking any special work or services which in the opinion of the Directors are beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney-at-law to the Company, or otherwise serves it in a professional capacity, shall be in addition to his remuneration as a Director.

17.8.	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director; provided that nothing herein obtained shall authorise a Director or alternate Director or his firm to act as Auditor of the Company.

17.9.	An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a resolution of Directors or a committee of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by a simple majority of the Directors or a simple majority of the members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts, each counterpart being signed by one or more Directors.

18.	Alternate Directors

18.1.	Any Director may appoint as an alternate any other director or any other person who is not disqualified for appointment as a director to exercise the appointing director’s powers, and carry out the Director’s responsibilities, in relation to the taking of decisions by the directors in the absence of the Director. An alternate director has the same rights as the Director appointing him in relation to any Directors’ meeting and any written resolution circulated for written consent. Any exercise by the alternate director of the Director’s powers in relation to the taking of decisions by the Directors, is as effective as if the powers were exercised by the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them. Where the alternate is a Director he shall be entitled to have a separate vote on behalf of the Director he is representing in addition to his own vote.

18.2.	An alternate director is liable for his own acts and omissions as an alternate director. An alternate director has no power to appoint an alternate, whether of the Director appointing him or of the alternate director; and does not act as an agent of or for the Director.

18.3.	The appointment of an alternate director must be in writing and written notice of the appointment must be given by the Director appointing him to the Company as soon as reasonably practicable.

18.4.	The Director may, at any time, terminate the alternate’s appointment. The termination of the appointment of an alternate director does not take effect until written notice of the termination has been given to the Company. Once termination of appointment takes effect, the former alternate directors shall not be an Officer.

19.	Powers and Duties of Directors

19.1.	The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may exercise all the powers of the Company save where inconsistent with the Act or these Articles PROVIDED HOWEVER that no regulations made by the Company in Shareholders’ meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made. The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all power exercisable by the Directors.

19.2.	Without limitation, the Directors may exercise all the powers of the Company to borrow or raise monies, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and to issue debentures, debenture stock, and other securities whether outright or as security for any debt liability or obligation of the Company or of any third party.

19.3.	Section 175 of the Act shall not apply to the Company. The Directors have the power to sell, transfer, lease, exchange or otherwise dispose of the assets of the Company, without restriction.

19.4.	All cheques, promissory notes, drafts, bills of exchange or other negotiable instruments, and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Directors shall from time to time determine by resolution.

19.5.	The Directors may, by a Resolution of Directors, designate one or more committees of Directors, each consisting of one or more Directors, in accordance with section 110 of the Act.

19.6.	Each committee of Directors has such powers of the Directors, including the power to affix the Seal and to appoint a sub-committee and delegate its powers to that sub-committee, as are set forth in the Resolution of Directors establishing the committee of Directors, except that no committee of Directors may be delegated any power:

(a)	to amend the Memorandum or these Articles;

(b)	to designate committees of Directors;

(c)	to delegate powers to a committee of Directors;

(d)	to appoint or remove Directors;

(e)	to appoint or remove agents;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency for the purposes of section 198(1)(a) of the Act or approve a liquidation plan; or

(h)	to make a determination under section 57(1) of the Act that the company will, immediately after a proposed distribution, satisfy the Solvency Test.

19.7.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of Officers made by the Directors;

(b)	of the names of the Directors or their alternates present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company, and of the Directors, and of committees of Directors.

19.8.	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

20.	Conflict of Interest

20.1.	No Director or Officer shall be disqualified by his office from contracting and/or dealing with the Company as vendor, purchaser or otherwise; nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director or officer shall be in any way interested be or be liable to be avoided; nor shall any Director or officer so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director or officer holding that office or the fiduciary relationship thereby established; provided that disclosure of interest by the Director is made in accordance with Article 20.2.

20.2.	A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of Directors. Where a Director’s interest in a transaction is not disclosed in accordance with this Article prior to the transaction being entered into, unless it is not required to be disclosed in accordance with Article 20.4 below, the transaction is voidable by the Company.

20.3.	Notwithstanding the previous Article, a transaction entered into by the Company is not voidable by the Company if:

(a)	the material facts of the interest of the Director in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders; or

(b)	the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interested Director at the time that the transaction was entered into.

20.4.	A Director is not required to disclose and interest pursuant to Article 20.2 above, if the transaction is between the Company and the Director and the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions.

20.5.	A Director who is interested in a transaction entered into or to be entered onto by the Company may:

(a)	vote on or consent to a Resolution of Directors regarding the transaction or a matter relating to the transaction;

(b)	attend a meeting of Directors at which the transaction or a matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of a quorum; and

(c)	sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction or a matter relating to the transaction.

21.	Appointment and Removal of Directors

21.1.	The first Director(s) shall be appointed by the first Registered Agent of the Company within six Months of the date of its incorporation, and thereafter, a Director may be appointed by Resolution of Shareholders or by a Resolution of Directors. Any appointment may be either to fill a casual vacancy or as an addition to the existing Directors but so that the total number of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles.

21.2.	Any Director so appointed shall, if still a Director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a Director at such meeting.

21.3.	For so long as shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of independent directors as applicable law, rules or regulations or the Designated Stock Exchange rules require as determined by the Board.

21.4.	No person shall be appointed as a director or alternate director of the Company unless he has consented in writing to be a director or alternate director.

21.5.	Each Director shall hold office for the term, if any, fixed by the Resolution of Shareholders or the Resolution of Directors, as the case may be, appointing him. In the case of a Director who is an individual the term of office of a Director shall terminate on the Director’s death, resignation or removal. In the case of a Director who is not an individual, the bankruptcy of a Director or the appointment of a liquidator, administrator or receiver of a corporate Director shall terminate the term of office of such Director.

21.6.	A Director may be removed by a Resolution of Directors or by a Resolution of Shareholders. Sections 114(2) and 114(3) of the Act shall not apply to the Company.

22.	Appointment at Annual General Meeting

22.1.	Unless re-appointed pursuant to the provisions of Article 21 or removed from office pursuant to the provisions of Article 21.6, each Director shall be appointed for a term expiring at the next- following annual general meeting of the Company. At any such annual general meeting, Directors will be elected by Ordinary Resolution. At each annual general meeting of the Company, each Director elected at such meeting shall be elected to hold office for one-year.

23.	Resignation of Directors

23.1.	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

23.2.	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

24.	Termination of Directors

24.1.	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

24.2.	Without prejudice to the provisions in these Articles for retirement, a Director’s office shall be terminated forthwith if the Director:

(a)	is prohibited by law from serving as Director;

(b)	becomes bankrupt or makes any arrangement or composition with his creditors;

(c)	dies or is found to be or becomes of unsound mind;

(d)	resigns his office by notice in writing to the Company or otherwise pursuant to any agreement between the Company and such Director;

(e)	is removed from office in accordance with Article 21.6 above;

(f)	is requested by all the other Directors (numbering at least two) to resign; or

(g)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office.

25.	Proceedings of Directors

25.1.	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes, the Chairman shall have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. Every Director shall receive notice of a board meeting. Notice of a board meeting is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for that purpose. A Director or his alternate may waive the requirement that notice be given to the Director of a meeting of the board of Directors or committee of the Directors, either prospectively or retrospectively.

25.2.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two (2), a Director and his appointed alternate Director being considered only one person for this purpose, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. One person may represent more than one Director by alternate and for the purposes of determining whether or not a quorum is present and voting each appointment of an alternate shall be counted.

25.3.	If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes

25.4.	The continuing Directors or sole continuing Director may act notwithstanding any vacancy in their body but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a Shareholders’ meeting of the Company, but for no other purpose.

25.5.	The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

25.6.	A committee may elect a Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present the members present may choose one of their number to be Chairman of the Meeting.

25.7.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

25.8.	All acts done by any meeting of the Directors or of a committee of the Directors (including any person acting as an alternate Director) shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director or alternate Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

25.9.	A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (a person being an alternate Director for one or more Directors being entitled to sign such resolution on behalf of each appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

25.10.	Any Director or Directors or any committee thereof may participate in any meeting of the board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. All business transacted in this way by the Directors or a committee of Directors is for the purpose of the Articles deemed to be validly and effectively transacted at a meeting of the Directors or of a committee of Directors although fewer than two Directors or alternate Directors are physically present at the same place.

25.11.	A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Company immediately after the conclusion of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

25.12.	If and for so long as there is a sole Director of the Company:

(a)	he may exercise all powers conferred on the Directors by the Articles by any means permitted by the Articles or the Act;

(b)	the quorum for the transaction of business is one; and

(c)	all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).

26.	Managing Director

26.1.	The Directors may from time to time appoint one or more of their body to the office of managing director for such period and on such terms as they think fit and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment. A Director so appointed shall be subject to the same provisions as regards removal and disqualification as the other Directors and his appointment shall be automatically determined if he ceases for any cause to be a Director.

26.2.	A managing director shall receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors may determine.

26.3.	The Directors may entrust to and confer upon a managing director any powers, authorities and discretions exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers and may from time to time revoke, alter, withdraw or vary all or any of such powers.

27.	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

28.	Management

28.1.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they think fit and the provisions contained in the three next following Articles shall be without prejudice to the general powers conferred by this Article.

28.2.	The Directors from time to time and at any time may establish any committees, boards or agencies, may appoint any persons to be members of such committees or boards, may appoint any managers or agents, and may fix their remuneration. Any committee so formed shall in the exercise of powers so delegated conform to any regulations that may be imposed on it by the Directors.

28.3.	The Directors from time to time and at any time may delegate to any such committee, board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such board, or any of them, to fill up any vacancy therein, and to act notwithstanding vacancies, and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit, and the Directors may at any time remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby. Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

28.4.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

28.5.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

29.	Officers

29.1.	The Directors may, by a Resolution of Directors, appoint any person, including a person who is a Director, to be an Officer or agent of the Company. Officers of the Company may consist of a president, one or more vice presidents, a Secretary, one or more assistant secretaries, a treasurer, one or more assistant treasurers and such other officers as the Directors may from time to time think necessary and all such officers shall perform such duties as may be prescribed by the Resolution of Directors.

29.2.	Officers shall hold office until their successors are elected or appointed but any officer may be removed at any time by a Resolution Directors. If any office becomes vacant the Directors may fill the same. Any person may hold more than one of these offices and no officer need be a Shareholder or Director.

29.3.	The Resolution of Directors appointing an agent pursuant to Article 29.1 above may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company.

29.4.	Every Officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the Officer or agent, except that no Officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or these Articles or are otherwise not permitted to be delegated under the Act.

30.	The Seal

30.1.	The Company shall have a Seal. The Directors shall provide for the safe custody of the Seal. An imprint of the Seal shall be kept at the office of the Registered Agent.

30.2.	The Seal shall only be used with the authority of the Directors or a committee of the Directors authorised by a Resolution of Directors in that regard. Every instrument to which the Seal shall be affixed shall be signed by a Director or other person authorised by the Directors for that purpose. Notwithstanding the provisions hereof, a Director, Secretary or other officer may affix the Seal to returns, lists, notices, certificates or any other documents required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the British Virgin Islands or elsewhere under his signature alone.

30.3.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall only be used with the authority of the Directors or a committee of the Directors authorised by a Resolution of Directors in that regard.

30.4.	An instrument under seal or deed may be executed by the Company in any manner permitted by the Act.

31.	Distributions

31.1.	The Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company at such time, and of such amount, to any Shareholders, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution, the Company satisfies the following solvency test:

(a)	the value of the Company’s assets will exceed its liabilities; and

(b)	the Company will be able to pay its debts as they fall due.

31.2.	The Directors may, before making any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

31.3.	Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

31.4.	No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares.

31.5.	If several persons are registered as joint holders of any Shares, any one of such persons may give receipt for any Distribution made in respect of such Shares.

31.6.	The Directors may deduct from any distribution payable to any Shareholder all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

31.7.	The Directors may declare that any distribution be paid wholly or partly by the distribution of specific assets and in particular of paid-up Shares, debentures or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Shareholders upon the footing of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Directors.

31.8.	Any distribution payable in cash may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, distributions, bonuses or other monies payable in respect of the Shares held by them as joint holders.

31.9.	Distributions may be paid in any currency. The Directors may determine the basis of conversion.

31.10.	Any distribution which cannot be paid to a Shareholder and/or which remains unclaimed after six Months from the date on which such distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the distribution shall remain as a debt due to the Shareholder. Any distribution which remains unclaimed after a period of six years from the date on which such distribution becomes payable shall be forfeited and shall revert to the Company.

32.	Corporate Records and Registers

32.1.	The Company shall keep such records and underlying documentation that:

(a)	are sufficient to show and explain the Company’s transactions; and

(b)	will at any time, enable the financial position of the Company to be determined with reasonable accuracy.

32.2.	The Directors shall also cause the following corporate records to be kept:

(a)	minutes of all meetings of Directors, Shareholders, committees of Directors, committees of Officers and committees of Shareholders; and

(b)	copies of all resolutions consented to by Directors, Shareholders, Classes of Shareholders, committees of Directors, committees of Officers and committees of Shareholders.

32.3.	The Company shall maintain at the Registered Office or at the office of the Registered Agent a register of all charges created by the Company showing:

(a)	if the charge is a charge created by the Company, the date of its creation or, if the charge is an existing charge on property acquired by the Company, the date on which the property was acquired;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

32.4.	The Company shall keep a Register of Directors containing:

(a)	the names and addresses of the persons who are Directors or who have been nominated as reserve directors of the Company;

(b)	the date on which each person whose name is entered in the Register of Directors was appointed as a Director, or nominated as a reserve director, of the Company;

(c)	the date on which each person named as a Director ceased to be a Director; and

(d)	the date on which the nomination of any person nominated as a reserve director ceased to have effect.

32.5.	The Register of Directors or a copy of it shall be kept at the office of the Registered Agent and the Company shall file a copy of such Register of Directors with the Registrar of Corporate Affairs for registration, where required by the Act.

32.6.	The Directors shall keep, or cause to be kept, the original Register of Members in accordance with the Act, at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept either at the office of the Registered Agent or the office of the Company’s transfer agent.

32.7.	The books, corporate records and underlying documentation shall be kept at the office of the Registered Agent or at such other place or places, within or outside the British Virgin Islands as the Directors think fit, and shall always be open to the inspection of the Directors.

32.8.	Subject to the Act, he Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the books, corporate records and underlying documentation of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any records or underlying documentation of the Company except as conferred by the Act or other applicable law or authorised by a Resolution of Directors or by a Resolution of Shareholders.

32.9.	Audited accounts relating to the Company’s affairs shall only be prepared if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors.

33.	Audit

33.1.	The Directors may appoint an Auditor or Auditors on such terms as the Directors determine who shall hold office until otherwise resolved.

33.2.	Every Auditor shall have the right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

33.2.	Every Auditor shall have the right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

33.3.	Auditors shall at any time during their term of office, upon request of the Directors, make a report on the accounts of the Company in Shareholders’ meeting during their tenure of office.

33.4.	Any Auditors of the Company appointed shall not be deemed to be Officers.

34.	Fiscal Year

The fiscal year of the Company shall end on the 31st day of December in each year unless the Directors prescribe some other period therefor.

35.	Notices

35.1.	A notice may be given by the Company to any Shareholder either personally or by sending it by courier, post, cable, telex, telefax or e-mail to him or to his registered address, or (if he has no registered address) to the address, if any, within or without the British Virgin Islands supplied by him to the Company for the giving of notice to him.

35.2.	Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected in the case of a notice of a meeting at the expiration of fourteen days after the letter containing the same is posted, and in any other case at the time at which the letter would be delivered in the ordinary course of post. Any letter sent to an address outside the British Virgin Islands shall be sent by courier or airmail.

35.3.	Where a notice is sent by cable, telex, telefax or e-mail, service of the notice shall be deemed to be effected by properly addressing and sending such notice and to have been effected on the day received or, if such day is not a working day, on the next working day.

35.4.	A notice may be given by the Company to the person or persons where the Company has been advised are entitled to a Share in consequence of the death or bankruptcy of a Shareholder by sending it through the post in prepaid letter addressed to them by name, or by the title of representatives of the deceased or trustee of the bankrupt, or by any like description, at the address, if any, within or without the British Virgin Islands supplied for that purpose by the persons claiming to be so entitled, or (until such an address has been supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

35.5.	A notice shall be sufficiently given by the Company to the joint holders of record of a Share by giving the notice to the joint holder first named on the Register of Members in respect of the Share.

35.6.	Notice of every Shareholders’ meeting shall be given in any manner hereinbefore authorised to:

(a)	every person shown as a Shareholder in the Register of Members subject, in each case, to the immediately preceding Article; and

(b)	every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Shareholder where the Shareholder but for his death or bankruptcy would be entitled to receive notice of the meeting.

35.7.	No other person shall be entitled to receive notices of Shareholders’ meetings.

35.8.	A Shareholder who is present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares in the Company shall be deemed to have received notice of the meeting, and, where requisite, of the purpose for which it was called.

35.9.	Every person who becomes entitled to any Share shall be bound by any notice in respect of that Share which, before his name is entered in the Register of Members, has been given to the person from whom he derives his title.

35.10.	Subject to the rights attached to Shares, the Directors may fix any date as the record date for a dividend, allotment or issue. The record date may be on or at any time before or after a date on which the dividend, allotment or issue is declared, made or paid.

36.	Voluntary Liquidation and Winding Up

36.1.	The Company may voluntarily commence its liquidation and dissolution by appointing a voluntary liquidator in accordance with section 199 of the Act if:

(a)	it has no liabilities; or

(b)	it is able to pay its debts as they fall due and the value of its assets equals or exceeds its liabilities.

36.2.	A voluntary liquidator may be appointed by a Resolution of Shareholders or, if the Company has never issued Shares, by a Resolution of Directors.

36.3.	If the Company is to be liquidated, the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors’ claims.

36.4.	Subject to any rights and restrictions for the time being attributed to any Class or Series, the assets available for distribution among the Shareholders shall then be applied in the following priority:

(a)	first, in the payment to the Shareholders a sum equal to the par value of the Shares held by them; and

(b)	second, subject to the rights attaching to Shares set out in the Memorandum, in the payment of any balance to the Shareholders of whole of the paid-up capital in respect of the Shares held by them.

36.5.	If the Company shall be wound up and the assets available for distribution amongst the Shareholder as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be, subject to the rights attaching to Shares set out in the Memorandum, distributed so that, as nearly as may be, the losses shall be borne by the Shareholder in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Shareholders shall be more than sufficient to repay the whole of the capital at the commencement of the winding up, the excess shall be distributed amongst the Shareholders in proportion to the capital at the commencement of the winding up paid up on the Shares held by them respectively. But this Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

36.6.	If the Company shall be wound up, the liquidator may divide amongst the Shareholder in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholder or different classes of Shareholder. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholder as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any Shares or other securities whereon there is any liability.

37.	Indemnity

37.1.	Every Director, Secretary, or other officer of the Company (including alternate directors and former directors and officers), any trustee for the time being acting in relation to the Company (including any nominee Shareholder holding Shares in the Company) and their heirs and personal representatives (each an “Indemnified person”) shall be entitled to be indemnified out of the assets of the Company against all actions, proceedings, costs, damages, expenses, claims, losses or liabilities which they or any of them may sustain or incur by reason of any act done or omitted in or about the execution of the duties of their respective offices or trusts or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgement is given in his favour or in which he is acquitted except to the extent that any of the foregoing arise through his dishonesty.

37.2.	The Company may only indemnify an Indemnified person if such person acted honestly and in good faith and in what the indemnifiable person believed to be in the best interests of the Company and, in the case of criminal proceedings, the indemnifiable person had no reasonable cause to believe that his conduct was unlawful.

37.3.	The decision of the Directors as to whether the Indemnified person acted honestly and in good faith and in what the indemnifiable person believed to be in the best interests of the Company and, in the case of criminal proceedings, as to whether such person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

37.4.	No Indemnified person shall be liable (a) for any loss, damage or misfortune whatsoever which may happen to or be incurred by the Company in the execution of the duties, powers, authorities or discretions of his office or in relation thereto, (b) for the acts, receipts, neglects, defaults or omissions of any other such Director or person or (c) by reason of his having joined in any receipt for money not received by him personally or (d) for any loss on account of defect of title to any property of the Company or (e) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (f) for any loss incurred through any bank, broker or other agent or (g) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (h) for any other loss or damage due to any such cause as aforesaid except to the extent that any of the foregoing arise through his dishonesty.

37.5.	The Company shall advance to each Indemnified person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified person.

37.6.	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

38.	Registration by Way of Continuation

38.1.	The Company may by Resolution of Directors or by Resolution of Shareholders resolve to be registered by way of continuation in a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

38.2.	In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Corporate Affairs to de-register the Company in the British Virgin Islands and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

39.	Merger and Consolidation

The Company shall, in accordance with the Act, have the power to merge or consolidate with one or more companies, upon such terms as the Directors may determine.

40.	Disclosure

The Directors and the officers including any secretary or assistant secretary and/or any its service providers (including the registered office provider for the Company), shall be entitled to disclose to any regulatory or judicial authority, or to any stock exchange on which the Shares may from time to time be listed, any information regarding the affairs of the Company including, without limitation, any information contained in the Register of Members and books of the Company.

We, Sertus Incorporations (BVI) Limited of Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands in our capacity as registered agent for the Company hereby apply to the Registrar of Corporate Affairs for the incorporation of the Company this 4th day of July, 2017.

Incorporator

Sgd: Alyson Parker/Ann Penn

(Sd.) Alyson Parker / Ann Penn

Authorised Signatories

Sertus Incorporations (BVI) Limited